UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

JANUS INTERNATIONAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices, Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 562-2580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 25, 2026, Janus International Group, Inc. (the “Company”) disclosed a series of independent restructuring initiatives undertaken during 2026, designed to improve operating performance, profitability, and operational efficiency. These initiatives, undertaken in ongoing response to evolving business conditions, consist of three distinct restructuring events.

In January 2026, the Company committed to certain cost-reduction measures, including the consolidation of its ASTA Industries, Inc. (“ASTA”) manufacturing facility operations into its existing Janus International Group, LLC (“Janus Core”) manufacturing facility operations, both located in Houston, Texas (the “Consolidation”). The ASTA facility was subsequently subleased to a third party in September 2026. Further, Janus Core implemented a reduction in force. The Company estimates that it will realize annualized cost savings of approximately $2.6 million from the Consolidation and $1.7 million in connection with the Janus Core reduction in force, with aggregate severance and exit costs of approximately $3.1 million.

In March 2026, the Company committed to additional cost-reduction measures. These measures included additional reductions in force at both the Company and Janus Core, as well as cost-cutting initiatives across various business units and divisions. The Company estimates that it will realize annualized cost savings of approximately $3.8 million from these initiatives, with aggregate severance costs of approximately $1.1 million.

During the second quarter of 2026, the Company committed to the following measures: (i) the conversion of Janus Core’s Indiana manufacturing plant into a distribution center and a corresponding reduction in force; (ii) the early exit of the Company’s Nokē, Inc. facility in Utah in advance of the lease expiration in November 2026; and (iii) the relocation of Kiwi II Construction, Inc. manufacturing operations from California to Arizona at Janus Core’s existing facility. The Company estimates that it will realize annualized cost savings of approximately $2.7 million from these initiatives, with aggregate severance costs of approximately $1.4 million.

In the aggregate, the Company estimates that these restructuring initiatives will result in annualized pre-tax cost savings of approximately $10.8 million. The Company currently estimates that it will incur non-recurring pre-tax charges of approximately $5.6 million in connection with these restructuring initiatives, primarily related to severance and other employee-related costs, costs associated with lease obligations and other real estate-related charges. The Company expects that the majority of these charges will be incurred by the end of the third quarter ending October 3, 2026 and that the implementation of these restructuring initiatives will be substantially complete by the end of fiscal year ending January 2, 2027. The charges that the Company expects to incur are subject to a number of assumptions and actual expenses may differ materially from such estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these restructuring initiatives.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2026 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the grant of a special, one-time award of restricted stock units to Anselm Wong, Executive Vice President and Chief Financial Officer, Morgan Hodges, Executive Vice President, and Vic Nettie, Executive Vice President of Corporate Operations under the Company’s 2021 Omnibus Incentive Plan (the “Plan”) (the “Special RSU Awards”). The Special RSU Awards granted to Messrs. Wong, Hodges, and Nettie each have a grant date value of $750,000. The Committee approved the Special RSU Awards for the purposes of: (i) providing meaningful retention incentives for the grantees, whose retention the Committee believes to be an important factor in driving and executing the Company’s key business strategies, and (ii) strengthening the alignment of the interests of the grantees with the interests of the Company’s stockholders. The Committee approved the Special RSU Awards after considering the advice and input of the Committee’s independent compensation consultant.

The Special RSU Awards will vest annually in three equal installments over three years, contingent upon each grantee’s continued employment with the Company.

The foregoing description of the terms of the Special RSU Awards is a summary only, does not purport to be a complete description, and is qualified in its entirety by reference to the full text of the form of restricted stock unit agreement for awards granted under the Plan, as previously filed with the Securities and Exchange Commission and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

10.1*	Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025)

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management compensatory plan or arrangement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements, including, but not limited to, statements regarding the restructuring initiatives such as expected savings and other benefits, the timing of initiation and completion of the restructuring initiatives, and the expected costs, cash expenditures, and charges. When used in this Current Report on Form 8-K, words such as “may,” “should,” “will,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions identify forward-looking statements. Such forward-looking statements are based on the current beliefs of the Company’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements, many of which are outside of the Company’s control.

There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and the Company is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This Current Report on Form 8-K is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in the Company and is not intended to form the basis of an investment decision in the Company. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and the Company’s subsequent filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS INTERNATIONAL GROUP, INC.

Date: September 25, 2026	By:	/s/ Elliot Kahler
Name: Elliot Kahler
General Counsel and Corporate Secretary